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                                                        Registration No.

    As filed with the Securities and Exchange Commission on July 10, 2000




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               Venator Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           New York                                              13-3513936
-------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

112 West 34th Street, New York, NY                                  10120
----------------------------------------                         ------------
(Address of Principal Executive Offices)                          (Zip Code)

                 Venator Group 1998 Stock Option and Award Plan
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                            (Full title of the plan)

                       Gary M. Bahler, General Counsel,
        Venator Group, Inc., 112 West 34th Street, New York, NY 10120
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                    (Name and address of agent for service)

                                 (212) 720-3700
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          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                     Proposed        Proposed
Title of                             maximum         maximum
securities          Amount           offering        aggregate     Amount of
to be               to be            price           offering      registration
registered          registered (1)   per unit (2)    price         fee
----------          ----------       ---------       ---------     ------------
Common Stock,        6,000,000        $10.75         $64,500,000   $17,028
$.01 par value       Shares
(including the
associated
Preferred Stock
Purchase Rights)

--------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2) In accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices of Registrant's common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on July 6, 2000.


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                      REGISTRATION OF ADDITIONAL SECURITIES

         The contents of the Form S-8 Registration Statement No. 333-62425 relating to the Venator Group 1998 Stock Option and Award Plan are incorporated by reference into this Registration Statement.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 8.           EXHIBITS.

         The exhibits filed as part of this Registration Statement are listed in the Index of Exhibits that begins on Page 3.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2000.

                                                  VENATOR GROUP, INC.

                                                  By: /s/ Dale W. Hilpert
                                                      --------------------------
                                                       Dale W. Hilpert
                                                       Chairman of the Board and
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 2000.



         Signature                                    Title
         ---------                                    -----

/s/ Dale W. Hilpert                          Director, Chairman of the Board and
---------------------------                  Chief Executive Officer
    Dale W. Hilpert

/s/ Matthew D. Serra                         Director, President and Chief
---------------------------                  Operating Officer
    Matthew D. Serra

/s/ Bruce L. Hartman                         Senior Vice President and Chief
---------------------------                  Financial Officer
    Bruce L. Hartman

/s/ Robert W. McHugh                         Vice President and Chief Accounting
---------------------------                  Officer
    Robert W. McHugh

    J. Carter Bacot*                         Director
    Purdy Crawford*                          Director
    Philip H. Geier, Jr.*                    Director
    Jarobin Gilbert, Jr.*                    Director
    Allan Z. Loren*                          Director
    James E. Preston*                        Director
    David Y. Schwartz*                       Director
    Christopher A. Sinclair*                 Director

* Dale W. Hilpert, by signing his name hereto, is also signing as attorney-in-fact for the named directors.




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                               VENATOR GROUP, INC.

                                INDEX OF EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
5                          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2                       Consent of KPMG LLP.

24                         Powers of Attorney granted to Dale W. Hilpert, Gary
                           M. Bahler and Bruce L. Hartman.





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